Contact: Will Seippel
         Chief Financial Officer
         404-525-7272


            AIRGATE PCS, INC. to Broadcast FOURTH QUARTER FISCAL 2002
                      Conference Call Live on the Internet


     ATLANTA (December 6, 2002) - AirGate PCS, Inc. (NASDAQ/NM: PCSA), a Sprint PCS Network Partner, today announced that its fourth quarter fiscal 2002 conference call is scheduled to begin at 10:00 a.m. Eastern time on Monday, December 30, 2002.

     The live broadcast of AirGate PCS' quarterly conference call will be available on-line at www.airgatepcsa.com and www.companyboardroom.com. The on-line replay will follow shortly after the call and continue through January 3, 2003. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software.

     During this call AirGate PCS will review the Company's financial and operating results for the fourth quarter and fiscal year ended September 30, 2002.

     AirGate PCS, Inc., including its subsidiaries, is the PCS Affiliate of Sprint with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in territories within seven states located in the Southeastern and Midwestern United States. The territories include over 14.6 million residents in key markets such as Grand Rapids, Michigan; Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; Champaign-Urbana and Springfield, Illinois; and the Quad Cities areas of Illinois and Iowa. AirGate PCS is among the largest PCS Affiliates of Sprint. As a PCS Affiliate of Sprint, AirGate PCS operates its own local portion of the PCS network from Sprint to exclusively provide 100%
digital,   100%  PCS  products  and  services  under  the  Sprint  name  in  its territories.


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